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                                  Exhibit 2.15


                            SHARE PURCHASE AGREEMENT

                                      AMONG

                                KENDLE U.K. INC.,



                                       AND


                                   PAUL MARTIN



                 RELATING TO ALL OF THE ISSUED SHARE CAPITAL OF
                     SPECIALIST MONITORING SERVICES LIMITED



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TABLE OF CONTENTS
-----------------

                                                                           Page
                                                                           ----

1.   Definitions.............................................................1
2.   Purchase and Sale of SMS Shares.........................................7
   (a)    Basic Transaction..................................................7
   (b)    Purchase Price at Closing..........................................7
   (c)    Reduction of Purchase Price........................................7
   (d)    The Closing.......................................................10
   (e)    Deliveries at Closing.............................................10
   (f)    Pre-emption Rights Waiver.........................................10
3.   Representations and Warranties Concerning the Transaction..............10
   (a)    Representations and Warranties of the Seller......................10
     (i)  Authorization of Transaction......................................10
     (ii)    Noncontravention...............................................11
     (iii)   Brokers' Fees..................................................11
     (iv)    Investment.....................................................11
     (v)     SMS Shares.....................................................11
   (b)    Representations and Warranties of Kendle..........................11
     (i)  Organization of Kendle............................................12
     (ii)    Authorization of Transaction...................................12
     (iii)   Noncontravention...............................................12
     (iv)    Capitalization.................................................12
     (v)     SEC Reports....................................................12
     (vi)    Brokers' Fees..................................................13
     (vii)   Investment.....................................................13
4.   Representations and Warranties Concerning SMS..........................13
   (a)    Organization, Qualification, and Corporate Power..................13
   (b)    Capitalization....................................................14
   (c)    Noncontravention..................................................14
   (d)    Brokers' Fees.....................................................14
   (e)    Title to Assets...................................................14
   (f)    Subsidiaries......................................................15
   (g)    Audited Accounts..................................................15
   (h)    Management Accounts...............................................15
   (i)    Events Subsequent to Management Accounts..........................15
   (j)    Undisclosed Liabilities...........................................17
   (k)    Legal Compliance..................................................17
   (l)    Tax Matters.......................................................17
   (m)    Property..........................................................20

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   (n)    Intellectual Property............................................23
   (o)    Tangible Assets..................................................25
   (p)    Contracts........................................................26
   (q)    Notes and Book Debts.............................................27
   (r)    Powers of Attorney...............................................27
   (s)    Insurance........................................................27
   (t)    Litigation.......................................................28
   (u)    Employees and Pension Scheme.....................................28
   (v)    Guarantees.......................................................32
   (w)    Environmental, Health, and Safety Matters........................32
   (x)    Certain Business Relationships with SMS..........................33
   (y)    Financial Projections............................................33
5.   Post-Closing Covenants................................................33
   (a)    General..........................................................33
   (b)    Litigation Support...............................................33
   (c)    Transition.......................................................34
   (d)    Confidentiality..................................................34
   (e)    Kendle Shares....................................................34
6.   Conditions to Obligation to Close.....................................35
   (a)    Conditions to Obligation of Kendle...............................35
   (b)    Conditions to Obligation of the Seller...........................37
7.   Remedies for Breaches of This Agreement...............................38
   (a)    Survival of Representations and Warranties.......................38
   (b)    Indemnification Provisions for Benefit of Kendle.................38
   (c)    Indemnification Provisions for Benefit of the Seller.............39
   (d)    Matters Involving Third Parties..................................39
   (e)    Determination of Adverse Consequences............................40
   (f)    Other Indemnification Provisions.................................40
8.   Miscellaneous.........................................................41
   (a)    Press Releases and Public Announcements..........................41
   (b)    No Third-Party Beneficiaries.....................................41
   (c)    Entire Agreement.................................................41
   (d)    Succession and Assignment........................................41
   (e)    Counterparts.....................................................41
   (f)    Headings.........................................................41
   (g)    Notices..........................................................41
   (h)    Governing Law....................................................42
   (i)    Amendments and Waivers...........................................43
   (j)    Severability.....................................................43
   (k)    Expenses.........................................................43

                                       ii

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   (l)    Construction......................................................43
   (m)    Incorporation of Exhibits, Annexes, and Schedules.................44



                       SCHEDULES

Schedule 1           --     Seller, Share Holdings, Etc.
Schedule 2           --     Premises
Schedule 3           --     Subscription Agreement
Schedule 4           --     Limitations on the Liability of the Seller under the
                            Warranties and the Tax Deed



                           EXHIBITS

Exhibit 2(b)         --    Escrow Agreement
Exhibit 4(n)(vi)     --    A Definition of Year 2000 Conformity Requirements
                           (BSI Statement)
Exhibit 4(u)(iii)    --    Specimen Existing Employment Contract
Exhibit 4(y)         --    Financial Projections of SMS
Exhibit 6(a)(iv)     --    Employment Agreements
Exhibit 6(a)(v)      --    Releases
Exhibit 6(a)(vi)     --    Covenants
Exhibit 6(a)(xii)    --    Tax Deed
Exhibit 6(b)(vi)     --    Personal Guarantees given by Paul Martin


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                            SHARE PURCHASE AGREEMENT

THIS AGREEMENT ("Agreement") is dated August 31, 1999

BETWEEN:

(1) PAUL MARTIN of 1 Scarletts Cottage, Scarletts Lane, Kiln Green, Reading, Berkshire RG10 9XF ("the Seller"); and

(2) KENDLE U.K. INC., an Ohio corporation, whose principal place of business is at 700 Carew Tower, 441 Vine Street, Cincinnati, Ohio 45202, USA ("Kendle").

                                    RECITALS
                                    --------

         A. The Seller and Shareholders, in the aggregate, own all of the issued share capital of Specialist Monitoring Services Limited (Company No: 02665779), a private company limited by shares registered in England and Wales and having its registered office at 38 Wellington Business Park, Crowthorne, Berkshire, RG45 6LS ("SMS").

         B. Kendle will purchase from the Seller and the Shareholders, and the Seller and the Shareholders will sell to Kendle, all of the issued share capital of SMS in return for cash and Kendle Shares pursuant to the terms of this Agreement.

THE PARTIES AGREE as follows:

1.       DEFINITIONS.

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgements, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Encumbrances, losses, expenses and fees, including (without limitation) court costs and reasonable attorneys' fees and expenses.

         "AFFILIATE" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control of the Seller or SMS.

         "AUDITED ACCOUNTS" means the audited balance sheet of the Company at the 30th day of September 1998 and the audited profit and loss account of the Company for the year ended on the 30th day of September 1998 (copies of which are annexed to the Disclosure Letter).

         "BASIS" means any known past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction that forms

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or could form the basis for any specified consequence.

         "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for ordinary banking business in London and Ohio.

         "CASH CLOSING PAYMENT" has the meaning set forth in ss.2(b) below.

         "CLOSING" has the meaning set forth in ss.2(d) below.

         "CLOSING DATE" has the meaning set forth in ss.2(d) below.

         "CONFIDENTIAL INFORMATION" has the meaning set forth in Exhibit
6(a)(vi).

         "COVENANTS" has the meaning set forth in ss.6(a)(vi) below.

         "DISCLOSURE LETTER" means the letter delivered by the Seller to Kendle pursuant to section section 3 and 4 below. Nothing contained in the Disclosure Letter shall be deemed adequate to disclose an exception to a representation or warranty made in this Agreement unless the exception is identified in the Disclosure Letter with reasonable particularity, describing the relevant facts in reasonable detail.

         "DOLLAR EQUIVALENT" means on the Closing Date, with respect to an amount denominated in Sterling, the amount of Dollars which could be purchased with that amount of Sterling at a rate of exchange of $1.61 = (pound)1.

         "DOLLARS" and "$" mean dollars in the lawful currency of the United States.

         "EMPLOYEES" has the meaning set forth in Section 4(u)(i).

         "EMPLOYMENT AGREEMENTS" has the meaning set forth in ss.6(a)(iv) below.

         "ENCUMBRANCE" means any Security Interest, warrant, option, purchase right, pre-emptive right, or other right or claim of any character that restricts the transfer of share capital.

         "ENVIRONMENTAL LAW" means any European Union, national or local statute, law, rule, regulation arising through statute, subordinate legislation, or common law or any relevant code of practice, issued by any competent authority relating to the environment, health, safety, the protection of natural amenity or Hazardous Materials, including without limitation the Health and Safety at Work etc. Act 1974, the Control of Pollution Act 1974, the Environmental Protection Act 1990, the Water Industry Act 1991, the Water Resources Act 1991, the Statutory Water Companies Act 1991, the Water Consolidation (Consequential Provisions) Act 1991, the Clean Air Acts, the Alkali & c. Works Regulation Act 1906, the Planning Hazardous Substance

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Act 1990, the Public Health Acts and the Radioactive Substances Act 1960, and
the Environment Act 1995.

         "ESCROW AGREEMENT" has the meaning set forth in ss.2(b) below and in the form set forth in Exhibit 2(b).

         "GAAP" means United Kingdom generally accepted accounting principles, as in effect from time to time.

         "HAZARDOUS MATERIALS" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; (c) any pollutant, or any hazardous, toxic, noxious, corrosive or caustic substance whether in solid, liquid or gaseous form; and (d) any other chemical, material or substance exposure to which is prohibited, limited or regulated by any governmental authority.

         "INDEMNIFIED PARTY" has the meaning set forth in ss.7(d) below.

         "INDEMNIFYING PARTY" has the meaning set forth in ss.7(d) below.

         "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and re-examinations thereof, (b) all trade marks, service marks, rights (registered or unregistered) in any designs, trade dress, logos, trade names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including related technical documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "KENDLE" has the meaning set forth in the preface above.

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         "KENDLE MATERIAL ADVERSE CHANGE" has the meaning set forth in section 6(b)(v) below.

         "KENDLE SHARES" has the meaning set forth in section 2(b) below.

         "KNOWLEDGE" means knowledge after due diligence and careful enquiry and includes the knowledge after due diligence and careful enquiry of Seller and Ms. Pearce but the obligations on the Seller under this definition shall not, in the case of the Warranties relating to property in clause 4(m) below, include any obligation on Seller to commission any survey on any of the Premises, carry out any local or other searches on any of the Premises or make any enquiries of the landlord of each of the Premises.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including (without limitation) any liability for Taxes.

         "MANAGEMENT ACCOUNTS" means the management accounts of the Company for the period from 1st October 1998 to 30th June 1999 (a copy of which is annexed to the Disclosure Letter).

         "MS. PEARCE" means Denise Pearce of Lavinia, Forest Road, Ascot, Berkshire.

         "NASDAQ" means the National Market System of the National Association of Securities Dealers, Inc.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARTIES" means collectively Kendle and the Seller.

         "PERMITS" has the meaning set forth in Section 4(c).

         "PENSION SCHEME" means a Group Personal Pension Plan issued through Norwich Union.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organisation, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PREMISES" means the land and premises particulars of which are set out in Schedule 2.

         "PROFITS" means income, profits and gains, the value of any supply and any other consideration, value or receipt used or charged for Tax purposes.

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         "PURCHASE PRICE" has the meaning set forth in ss.2(b) below.

         "RELEASE" has the meaning set forth in ss.6(a)(v) below.

         "RELEVANT EMPLOYEE" means any past or present employee of SMS.

         "SEC" has the meaning set forth in ss.3(b)(v) below.

         "SECURITIES ACT" means the US Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the US Securities Exchange Act of 1934, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, assignment, hypothecation, security interest (including any created by law), title retention or other security agreement or arrangement, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SELLER" means Mr. Martin.

         "SMS'S ACCOUNTANTS" means Grant Thornton.

         "SELLER'S SOLICITORS" means Field Seymour Parkes of the Old Coroner's Court No. 1 London Street Reading Berkshire RG1 4QW.

         "SHAREHOLDERS" means the holders of shares in SMS other than the Seller as set out in Schedule 1.

         "SHARES" means all of the issued share capital in SMS comprising 1,157 Ordinary Shares of (pound)1 each, 4,742 "A" Ordinary Shares of (pound)1 each, 196 "B" Ordinary Shares of (pound)1 each, 219,800 "D" Ordinary Shares of (pound)1 each and 5,496 "E" Ordinary Shares of (pound)1 each being the entire issued share capital owned by the Shareholders and the Seller.

         "SMS" has the meaning set forth in the first recital above and shall include all predecessor entities.

         "SMS MATERIAL ADVERSE CHANGE" means a material adverse change in the business, assets, liabilities, income, financial condition, operations, results of operations or business prospects of SMS.

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         "SMS SHARE" means any of the Ordinary Shares, "A" Ordinary Shares, "B"
Ordinary Shares, "C" Ordinary Shares, "D" Ordinary Shares and "E" Ordinary Shares all of (pound)1.00 each of SMS.

         "STERLING" and "(POUND)" shall mean the lawful currency for the time being of the United Kingdom.

         "SUBSIDIARY" means (a) when used to determine the relationship between a company incorporated in England and another Person, any "subsidiary" and "subsidiary undertaking" as defined in the Companies Act 1989, Sections 144 and 21 and Schedule 9 respectively, and (b) when used to determine the relationship between a company not incorporated in England to another Person, any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock (or similar interests) or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "TAX" means all forms of taxation, duties, imposts and levies, whatsoever and whenever imposed and whether of the United Kingdom or elsewhere and without prejudice to the generality of that expression includes income tax, corporation tax, capital gains tax, inheritance tax, stamp duty reserve tax, rates, value added tax, customs and other import duties and national insurance contributions, any payment whatsoever which SMS may become bound to make to any Person as a result of any enactment relating to taxation and any other taxes, duties or levies supplementing or replacing any of the above including any charge, interest, penalty or fine.

         "TAXES ACT 1988" means Income and Corporation Taxes Act 1988.

         "TAX DEED" means the tax deed between Kendle and the Seller of even date in the form of Exhibit 6(a)(xii) hereto.

         "TAX LIABILITY" means any liability with respect to Taxes.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "THIRD PARTY CLAIM" has the meaning set forth in ss.7(d) below.

         "UNAPPROVED SHARE OPTION PLAN" has the meaning set forth in ss.4(l)
(iii).

         "US" or "UNITED STATES" means the United States of America.

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         "U.S. GAAP" MEANS UNITED STATES GENERALLY ACCEPTED ACCOUNTING
PRINCIPLES, AS IN EFFECT FROM TIME TO TIME.

         "WARRANTIES" means the representations and warranties given by the Seller to Kendle pursuant to ss.3 and 4 and the indemnities given by the Seller to Kendle pursuant to ss.7.

2.       PURCHASE AND SALE OF SMS SHARES

                   (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, Kendle agrees to purchase from the Seller and the Shareholders, and the Seller agrees to sell or procure the sale to Kendle, all of the Shares for the consideration specified below in this section 2.

                  (b) PURCHASE PRICE AT CLOSING. At Closing, the Purchase
Price of (pound)5,500,000, (the "Purchase Price") shall be paid by Kendle as follows. Kendle shall (i) pay to the Seller's Solicitors (pound)4,328,673 in cash ("Cash Closing Payment"), (ii) procure the allotment of 141,680 shares of Kendle International Inc. common stock, no par value ("Kendle Shares") to the Seller and the Shareholders in the proportions set forth in the schedule to the Subscription Agreement as set out in Schedule 3, (iii) procure the allotment of 97,066 Kendle Shares to Fifth Third Bank, as escrow agent under the Escrow Agreement, and (iv) pay to Fifth Third Bank, as escrow agent under the Escrow Agreement, the sum of (pound)71,327 in cash. The Cash Closing Payment shall be paid to the Seller's Solicitors delivery to whom shall be a good discharge to Kendle who shall not be obliged to see to the apportionment thereof as between the Seller and the Shareholders or any of them.

                  (c) REDUCTION OF PURCHASE PRICE.

                      (i) The Purchase Price shall be reduced on the occurrence of the following events:

                           (A) If the Seller submits a Resignation without Good Reason prior to the second anniversary of the Closing Date, there shall be a reduction of the Purchase Price of such sum as is equivalent to 30% of the Purchase Price.

                            (B) If the Seller's employment is terminated by
                                reason of Termination for Cause prior to the first anniversary of the Closing Date, there shall be a reduction of the Purchase Price of such sum as is equivalent to 20% of the Purchase Price.

                            (C) If the Seller's employment is terminated by
                                reason of

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

                                Termination for Cause on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date there shall be a reduction of the Purchase Price of such sum as is equivalent to 10% of the Purchase Price.

                      (ii) For the purposes of this section 2(c) the terms "Resignation without Good Reason" and "Termination for Cause" shall have the meanings given in Clauses 15.1(b) and 15.1(d) respectively of the Employment Agreement as hereinafter defined, between the Seller and SMS without regard to whether such agreement is amended or terminated in the future, unless Kendle and Seller shall specifically agree in writing that any such amendment or termination shall have the effect of amending this section 2(c).

                      (iii) The Purchase Price reduction required by this
                            section 2(c) shall be calculated on the full amount of the Purchase Price paid at Closing to the Seller provided that the aggregate liability of the Seller to pay a Purchase Price reduction as required by this section 2(c) and/or for breach of any of the Warranties and/or Tax Deed shall not exceed (pound)3,800,000.

                      (iv) For the purposes of this section 2(c) "Arbitrator" shall mean an appropriate arbitrator qualified in employment law agreed by the Parties or failing such agreement within 21 days appointed by the Advisory, Conciliation and Arbitration Service (ACAS) on the request of either Party and whose fees shall be borne by the Parties in such proportion as such Arbitrator shall determine. Any determination by the Arbitrator shall be binding on the Parties save in the case of manifest error. The arbitration shall be held in London and shall be in accordance with the provisions of the Arbitration Acts 1950 to 1979 and any applicable rules of ACAS.

                      (v) In the event that the Seller wishes to resign his employment with SMS prior to the second anniversary of the Closing Date the Parties shall agree prior to such resignation whether the resignation constitutes a "Resignation without Good Reason". In the event that the Parties cannot reach such an agreement the Arbitrator shall be appointed by the Parties to determine whether the proposed resignation constitutes a "Resignation without Good Reason". Save in exceptional circumstances such determination shall take place prior to the resignation taking effect.

                      (vi) In the event that SMS wishes to terminate the Seller's employment by reason of Termination for Cause prior to the second anniversary of the Closing Date and the Seller does not agree that it is a Termination for Cause the Arbitrator shall determine whether the proposed termination of the Seller's employment amounts to a Termination for Cause. Such determination shall take place prior to the termination taking effect. Until such determination takes place SMS shall be entitled to suspend the Seller from his employment provided that it continues to pay to the Seller his salary and benefits in accordance with the terms of his Employment Contract.

                      (vii) If the Arbitrator determines that there has been a Termination for Cause or a Resignation without Good Reason causing a Purchase Price reduction pursuant to this section 2(c), Seller shall pay to Kendle the full amount of such Purchase Price reduction (without any deduction, set off or counterclaim), and Kendle shall be entitled to receive such amount within thirty (30) days after the date of such decision, with interest thereon at the rate of two per cent (2%) per annum above the base lending rate of National Westminster Bank Plc from time to time from such due date of payment to the date of actual payment if such payment is not made in full by such date.

                      (viii) If there are assets held under the Escrow
                             Agreement against which there is no claim pending at the time Seller becomes obliged to refund a portion of the Purchase Price under this section 2(c), Kendle shall be obliged and have the right to receive from the escrow available cash or other assets to satisfy the obligations of Seller to repay such portion of the Purchase Price, but if the escrow is exhausted or unavailable for whatever reason, Kendle shall have the right to receive payment directly from Seller.

                      (ix) Kendle agrees that in the event that it claims that Seller has submitted a Resignation without Good Reason or that it is entitled to terminate the Seller's employment for a Termination for Cause and the Arbitrator decides that there has been no Resignation without Good Reason or a Termination for Cause, then it shall pay liquidated damages to the Seller of (pound)500,000 if this occurs prior to the first anniversary of the Closing Date or (pound)250,000 if it occurs on or after the first but before the second anniversary of the Closing Date in full and final settlement of any claims, damages, costs and

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

                             expenses to which the Seller may be entitled in connection with or arising out of such resignation or termination. Kendle shall pay such liquidated damages (without any deduction, set off or counterclaim) to the Seller within thirty (30) days after the decision of the Arbitrator with interest thereon at the rate of two per cent (2%) per annum above the base lending rate of National Westminster Bank Plc from time to time from such due date of payment to the date of actual payment of such payment is not made in full by such date. Such liquidated damages shall be in addition to the repayments to Seller of any amounts received by Kendle under the Escrow Agreement pursuant to this Clause 2(c).

                  (d) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Seller's Solicitors, on 31 August 1999 following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Kendle and the Seller may mutually determine (the "CLOSING DATE").

                  (e) DELIVERIES AT CLOSING. At the Closing, (i) the Seller will deliver to Kendle the various certificates, instruments and documents referred to in ss.6(a) below, (ii) Kendle will deliver to the Seller the various certificates, instruments and documents referred to in ss.6(b) below, (iii) the Seller will deliver or procure the delivery to Kendle of SMS share certificates representing all of the Shares, accompanied by duly executed transfers of such share certificates endorsed in blank together with such waivers or consents as Kendle may require to enable Kendle or its nominees to be registered as holders of SMS shares, and (iv) Kendle will deliver by telegraphic transfer to the Seller's Solicitors the consideration specified in ss.2(b) above.

                  (f) PRE-EMPTION RIGHTS WAIVER. The Seller waives and will procure that the Shareholders waive all rights of pre-emption (if any) over the Shares to which they may be entitled under the Articles of Association of SMS, or otherwise, in relation to the sale and purchase of the Shares pursuant to this Agreement.

3. REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

                  (a) REPRESENTATIONS AND WARRANTIES CONCERNING SELLER. The Seller represents and warrants to Kendle that the statements contained in this section 3(a) are correct and complete as of the date of this Agreement with respect to himself and Ms. Pearce.

                           (i) AUTHORISATION OF TRANSACTION. The Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable in accordance with its terms and conditions. Such Seller need not give any notice to, make any filing with, or obtain any authorisation, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                           (ii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgement, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such Seller is subject (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Seller is a party or by which he is bound or to which any of his assets is subject.

                           (iii) BROKERS' FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Kendle or SMS could become liable or obligated.

                           (iv) INVESTMENT. The Seller in connection with the receipt of Kendle Shares (A) understands that Kendle Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws and are being offered and sold in reliance upon US federal and state exemptions for transactions not involving any public offering within the meaning of the Securities Act, (B) understands that the Kendle Shares may not be offered or sold within the United States or to, or for the account of benefit of, US persons, except pursuant to an exemption to the registration requirements to the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (C) is not a US person as defined in Regulation S under the Securities Act and is not acquiring the Kendle Shares, for the account or benefit of a US person, and (D) has received certain information concerning Kendle and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding Kendle Shares.

                           (v) SMS SHARES. The Seller and the Shareholders are the registered and sole beneficial owners of the number of Shares set forth next to his or her name in Schedule 1 free and clear of any Encumbrances (other than restrictions on transfer imposed by any applicable securities laws and regulations). Neither the Seller nor any of the Shareholders are a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any share capital of SMS.

                  (b) REPRESENTATIONS AND WARRANTIES OF KENDLE. Kendle represents and warrants to the Seller that the statements contained in this section 3(b) are correct and complete as of the date of this Agreement.

                           (i) ORGANISATION OF KENDLE. Kendle is a corporation organised, validly existing and in good standing under the laws of the State of Ohio.

                           (ii) AUTHORISATION OF TRANSACTION. Kendle has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Kendle, enforceable in accordance with its terms and conditions. Assuming the truth and correctness of the Seller's statements in ss.3(a)(v) of this Agreement, Kendle need not give any notice to, make any filing with, or obtain any authorisation, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                           (iii) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgement, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Kendle is subject or any provision of its charter or bylaws or
         (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Kendle is a party or by which it is bound or to which any of its assets is subject.

                           (iv) CAPITALISATION. Kendle International Inc.'s authorised equity securities consist of Forty-Five Million (45,000,000) shares of common stock, no par value per share, and One Hundred Thousand (100,000) shares of undesignated preferred stock, no par value per share. As of July 31, 1999, eleven million, three hundred and thirty thousand, eight hundred and seventy six (11,330,876) shares of common stock were issued and outstanding and no shares of undesignated preferred stock were issued and outstanding. The Kendle Shares to be received by the Seller and certain Shareholders in connection with the transactions contemplated hereby will be duly authorised, validly issued, fully paid and non-assessable shares of common stock free and clear of any and all Encumbrances other than restrictions on transfer imposed by US federal and state securities laws and regulations.

                           (v) SEC REPORTS. Kendle International Inc. has timely filed with the US Securities and Exchange Commission ("SEC") all materials and documents required to be filed by it under the US Securities Exchange Act of 1934 (the "Exchange Act"). All the materials and documents filed with the SEC by Kendle International Inc. since July 2, 1997, including its initial Registration Statement on Form S-1, are hereinafter referred to as the "Kendle SEC Reports." The Kendle SEC Reports, copies of which have been delivered to the Seller, are true and correct in all material respects, including the financial statements and other financial information contained therein, and do not omit to state any material fact necessary to make the statements in such Kendle SEC Reports, in light of the circumstances in which they were made, not misleading. The financial statements included in the Kendle SEC Reports fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity and cash flow of Kendle International Inc. and its subsidiaries as at the respective dates of and for the periods referred to in such financial statements, all in accordance with U.S.GAAP. Since the date of the most recent Kendle SEC Report, there has been no Kendle Material Adverse Change.

                           (vi) BROKERS' FEES. Other than liability or obligation to Technomark Limited (which shall be the liability of Kendle and not of SMS or Seller), Kendle has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller or SMS could become liable or obligated.

                           (vii) INVESTMENT. Kendle is not acquiring SMS Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

         4. REPRESENTATIONS AND WARRANTIES CONCERNING SMS. The Seller represents and warrants to Kendle that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this section 4, in light of the circumstances under which they were made, not misleading, except as set forth in the Disclosure Letter. In addition to anything else provided in this Agreement or in the Tax Deed the liability of the Seller under the warranties in section 3a and this section 4 shall be limited as provided in
Schedule 4.

                  (a) ORGANISATION, QUALIFICATION, AND CORPORATE POWER. SMS is a private company limited by shares duly incorporated and registered, validly existing under the laws of England and Wales. SMS is duly authorised to conduct business under the laws of each jurisdiction set forth in section 4(a) of the Disclosure Letter and the failure to so qualify in any other jurisdiction will not result in an SMS Material Adverse Change. SMS has full corporate power and authority and all licenses, permits, and authorisations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Letter lists the directors and officers of SMS. The Seller has delivered to Kendle correct and complete copies of the memorandum and articles of association of SMS (as amended to date). The statutory and other books (containing among other things the records of meetings of the stockholders, the board of directors and any committees of the board of directors, the share certificates and the share certificate records) of SMS are correct and complete. SMS is not in default under or in violation of any provision of its memorandum or articles of association.

                  (b) CAPITALISATION. The authorised share capital of SMS consists of (pound)235,000 divided into 1,400 Ordinary Shares, 5,000 "A" Ordinary Shares, 1,000 "B" Ordinary Shares, 100 "C" Ordinary Shares, 222,000 "D" Ordinary Shares and 5,500 "E" Ordinary Shares and the issued share capital of SMS consists of 1,157 Ordinary Shares, 4,742 "A" Ordinary Shares, 196 "B" Ordinary Shares, 219,800 "D" Ordinary Shares and 5,496 "E" Ordinary Shares. All of the Shares have been duly authorised, are validly issued, fully paid and nonassessable, and are held legally and beneficially by the respective Seller and Shareholders as set forth in Schedule 1. Except as set forth in section
4(b) of the Disclosure Letter, there are no outstanding or authorised options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require SMS to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorised stock appreciation, phantom stock, profit participation, or similar rights with respect to SMS. SMS is not a party to any voting trusts, proxies, or other agreements or understandings with respect to the voting of the share capital of SMS.

                  (c) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgement, order, decree, ruling, charge or any provision of the charter or bylaws of SMS or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license instrument to which SMS is a party or by which it is bound or to which any of its assets is subject; or (iii) result in the imposition of any Security Interest upon any of its assets. SMS does not need to give any notice to, make any filing with, or obtain any authorisation, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement. SMS maintains, and section 4(c) of the Disclosure Letter sets forth, all operating authorities, licenses, permits and approvals and other authorisations from all governmental authorities (collectively, the "PERMITS") as are necessary for the conduct of the business of SMS. Except as expressly designated on section 4(c) of the Disclosure Letter, none of SMS's rights under each of the Permits will terminate in connection with the change in control of SMS at Closing.

                  (d) BROKERS' FEES. SMS has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                  (e) TITLE TO ASSETS. SMS has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, or shown on the Audited Accounts or acquired after the date thereof, free and clear of all Encumbrances, excepting only properties and assets disposed of in the Ordinary Course of Business since the date of the Audited Accounts and certain other properties and assets involving in the aggregate more than Fifteen Thousand Sterling ((pound)15,000) disposed of other than in the Ordinary Course of Business as disclosed on the Disclosure Letter.

                  (f) SUBSIDIARIES. SMS has no Subsidiary or Subsidiaries and SMS has no branches trading overseas.

                  (g) AUDITED ACCOUNTS. The Audited Accounts (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis with previous audited accounts of SMS, present fairly in all material respects the financial condition of SMS as at 30 September 1998 and the results of operations of SMS for the period ending 30 September 1998 and are consistent with the books and records of SMS.

                  (h) MANAGEMENT ACCOUNTS. The Management Accounts have been prepared with due care and attention and in accordance with generally accepted accounting principles, policies and bases which are consistent with those used in the Audited Accounts and the Management Accounts are accurate in all material respects and represent an accurate record of the assets, liabilities (including contingent liabilities, whether for Tax or otherwise) and the state of affairs of the Company as at the date of the Management Accounts and of the results of the Company for the financial period to which they relate provided that the Management Accounts are subject to normal year-end adjustments (which will not be material individually or aggregate).

                  (i) EVENTS SUBSEQUENT TO MANAGEMENT ACCOUNTS. Except as set forth in ss.4(i) of the Disclosure Letter, since 30 June 1999, there has not been any SMS Material Adverse Change. Without limiting the generality of the foregoing, since that date:

                           (i) SMS has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, involving in the aggregate more than Fifteen Thousand Sterling ((pound)15,000) other than for a fair consideration in the Ordinary Course of Business;

                           (ii) other than agreements and contracts with customers, as to which FIFTY-EIGHT THOUSAND STERLING ((POUND)58,000) shall be the disclosure threshold for ss.4(i) of the Disclosure Letter, SMS has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than Fifteen Thousand Sterling ((pound)15,000) or outside the Ordinary Course of Business;

                           (iii) no party (including SMS) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than Fifteen Thousand Sterling ((pound)15,000) to which SMS is a party or by which it is bound;

                           (iv) SMS has not imposed or permitted to be imposed any Security Interest upon any of its assets, tangible or intangible;

                           (v) SMS has not made any capital expenditure (or series of related capital expenditures) either involving more than Fifteen Thousand Sterling ((pound)15,000) or outside the Ordinary Course of Business;

                           (vi) SMS has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than Fifteen Thousand Sterling ((pound)15,000) or outside the Ordinary Course of Business;

                           (vii) SMS has not issued any Share, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalised lease obligation either involving more than Fifteen Thousand Sterling ((pound)15,000) individually or Fifteen Thousand Sterling ((pound)15,000) in the aggregate;

                           (viii) SMS has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                           (ix) SMS has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than Fifteen Thousand Sterling ((pound)15,000) or outside the Ordinary Course of Business;

                           (x) SMS has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                           (xi) there has been no change made or authorised in the memoranda or articles of association or other constitutional documents of SMS;

                           (xii) SMS has not declared, set aside, or paid any dividend or made any distribution with respect to its share capital (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its share capital;

                           (xiii) SMS has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its assets and property in excess of Fifteen Thousand Sterling ((pound)15,000);

                           (xiv) SMS has not made any loan (that will remain outstanding on the Closing Date) to or with any of its directors, officers, and employees outside the Ordinary

         Course of Business;

                           (xv) SMS has not entered into any employment contract or collective bargaining agreement, written or oral, or changed or modified the terms of any existing such contract or agreement;

                           (xvi) SMS has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                           (xvii) SMS has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to the Pension Schemes);

                           (xviii) SMS has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                           (xix) there has not been any other material occurrence, event or transaction outside the Ordinary Course of Business; and,

                           (xx) SMS has not committed to any of the foregoing.

                  (j) UNDISCLOSED LIABILITIES. SMS has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability), that individually or in the aggregate is material to the results of operations or the financial or other condition of SMS except for (i) Liabilities reflected or reserved against on the Audited Accounts or described in ss.4(i) of the Disclosure Letter or in the notes to the Management Accounts; or (ii) Liabilities which have arisen after September 30, 1998 in the Ordinary Course of Business (none of which results from, arises out of or was caused by any breach by SMS of any contract or warranty, by any SMS tort or infringement or by any violation of law by SMS).

                  (k) LEGAL COMPLIANCE. SMS has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgements, orders, decrees, rulings, and charges thereunder) of European Union, national, local and foreign governments (and all agencies thereof), except where such failure to comply would not, individually or in the aggregate, have an SMS Material Adverse Effect; and to the Knowledge of the Seller, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply.

                  (l) TAX MATTERS.

                           (i) SMS is and always has been resident for Tax purposes only in the jurisdiction in which it is incorporated.

                           (ii) SMS has filed all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by SMS (whether or not shown on any Tax Return) have been paid. SMS is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where SMS does not file Tax Returns that SMS is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of SMS that arose in connection with any failure (or alleged failure) to pay any Tax.

                           (iii) SMS has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party or any shares or options concerning shares that are issued to any employee or other third party and for the avoidance of doubt has paid all Taxes including PAYE and National Insurance contributions that may be required to be collected or paid by SMS pursuant to the creation and execution of the Unapproved Share Option Plan dated 29 July 1999 ("Unapproved Share Option Plan") and the exercise by any employee or third party of any option to acquire Shares pursuant to such scheme and the declaration of the scrip dividend on __ August 1999 and SMS has not paid and has no liability to pay for the professional advisers who devised or assisted with the creation or operation of the Unapproved Share Option Plan, or scrip dividend.

                           (iv) Full provision or reserve has been made in the Audited Accounts for all Tax liable to be assessed on SMS or for which SMS is accountable in respect of income, profits or gains earned, accrued or received on or before 30 September 1998 and any event on or before 30 September 1998 and full provision has been made in the Audited Accounts for deferred Tax calculated in accordance with GAAP.

                           (v) The Seller has no Knowledge of or anticipates that any authority will assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of SMS either (A) claimed or raised by any authority in writing or (B) as to which the Seller has Knowledge based upon personal contact with any agent of such authority. The Seller has delivered to Kendle correct and complete copies of all corporation tax Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by SMS since September 30, 1998.

                           (vi) SMS has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (vii) Section 4(l)(vii) of the Disclosure Letter contains particulars of all arrangements and agreements relating to the transfer of Tax refunds to which SMS is or has been a party, and (A) all claims by SMS for the transfer of Tax refunds were when made and are now valid and have been or will be allowed by way of discharging the liability of the recipient company to pay any corporation Tax, (B) SMS has not made nor is liable to make any payment under any such arrangement save in consideration for the transfer of Tax refunds allowable to SMS by way of discharge from liability to corporation tax and mergers equivalent to the taxation for which SMS would have been liable would it not have been for the transfers, (C) SMS has received all payments due to them under any such arrangement or agreement or transfer of Tax refunds made by it and no such payment is likely to be repaid, and (D) save in respect of this Agreement, there have not been in existence in relation to SMS any such arrangements as are referred to in Section 410 Taxes Act 1988.

                           (viii) No distribution within the meaning of Sections 209, 210 and 212 Taxes Act 1988 has been made by SMS except dividends shown in its Audited Accounts nor is SMS bound to make any such distribution.

                           (ix) No securities (within the meaning of Section 254(l) Taxes Act 1988) issued by SMS and remaining in issue at the date hereof were issued in such circumstances that the interest payable thereon falls to be treated as a distribution under Section 209(2)(e)(iii) Taxes Act 1988.

                           (x) SMS has not made or received any distribution which is an exempt distribution within Section 213 Taxes Act 1988.

                           (xi) SMS has not received any capital distribution to which the provisions of Section 189 TCGA 1992 could apply.

                           (xii) SMS has not used any credit, relief or set off that may be disallowed pursuant to Section 237 Taxes Act 1988.

                           (xiii) SMS has not issued any share capital, nor granted options or rights to any person which entitles that person to require the issue of any share capital to which the provision of
         Section 249 Taxes Act 1988 could apply.

                           (xiv) SMS has not since 8 October 1996 (A) treated as franked investment income any qualifying distribution received which would fall to be treated as if it were a foreign income dividend pursuant to the provisions of Schedule 7 of the Finance Act 1997; or
         (B) made any qualifying distribution which would fall to be treated as a foreign income dividend pursuant to the provisions of Schedule 7 of the Finance Act

         1997.

                           (xv) No tax authority in any jurisdiction in which SMS does not file Tax Returns has made or asserted a claim that SMS (or any Seller) is subject to taxation in that jurisdiction based on the activities of SMS.

                           (xvi) The unpaid Taxes of SMS (A) did not, as of September 30, 1998, exceed the reserve for Tax Liability (including any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Audited Accounts (including any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of SMS in filing its Tax Returns.

                  (m) PROPERTY.

                           (i) Section 4(m)(i) of the Disclosure Letter sets forth a true and correct description of the particulars of all property owned by SMS. With respect to each such Premises:

                                    (A) SMS is the sole legal and beneficial
                  owner of entitled to and have good and marketable title and exclusive occupation of such Premises; and

                                    (B) SMS has good and marketable title to the
                  parcel of real property free and clear of any mortgage or charge (whether legal or equitable, fixed or floating), encumbrance, lease, sub-lease, tenancy, licence or right of occupation, rent charge, exception, reservation, easement, quasi-easement or privilege in favour of a third party.

                           (ii) Section 4(m)(ii) of the Disclosure Letter lists all real property leased or subleased to SMS. The Seller has delivered to Kendle correct and complete copies of the leases and subleases listed in ss.4(m)(ii) of the Disclosure Letter (as amended to date). With respect to each lease and sublease listed in ss.4(m)(ii) of the Disclosure Letter:

                                    (A) to the Knowledge of the Seller the lease
                  or sublease is in full force and effect and will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                                    (B) no party to the lease or sublease is in
                  material breach or material default or has repudiated such lease or sublease, and no event has occurred which, with notice or lapse of time, would constitute a material breach or material default or permit termination, modification, or acceleration thereunder;

                                    (C) SMS has not assigned, transferred,
                  conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                                    (D) all facilities leased or subleased
                  thereunder are supplied with utilities and other services and have all licenses and permits that are material for the operation of SMS's business as presently conducted thereat and as presently proposed to be conducted thereat; and

                                    (E) to the Knowledge of the Seller the owner
                  of each facility leased or subleased to SMS has good and marketable title to the parcel of real property free and clear of any Security Interest other than Security Interests that do not materially impair SMS's use of such facility.

                           (iii) To the Knowledge of the Seller there are appurtenant to each of the Premises all rights and easements necessary for its current use and enjoyment (without restriction as to time or otherwise) and the access for each of the Premises is over roads adopted by the local authority and maintained at public expense.

                           (iv) SMS has not entered into positive covenants or personal obligations (whether in a conveyance, transfer or assignment to it or otherwise) neither does it have any personal rights under which it has any subsisting liability (whether actual or contingent).

                           (v) To the Knowledge of the Seller none of the Premises or any part thereof is affected by any of the following matters or is to the Knowledge of the Seller likely to become so affected:

                                    (A) any outstanding dispute, notice or
                  complaint or any exception, reservation, fight, covenant, restriction or condition which is of an unusual nature or which affects or might in the future affect the use of any of the Premises for the purpose for which it is now used (the "current use") or which affects or might in the future affect the value of the Premises;

                                    (B) any notice, order, demand, requirement
                  or proposal of which the owner has notice or of which the Seller is aware made or issued by or on behalf of any government or statutory authority, department or body for acquisition, clearance, demolition or closing, the carrying out of any work upon any building, the modification of any planning permission, the discontinuance of any use or the imposition of any building or improvement line, the alteration of any road or footpath or which otherwise affects any of the, Premises or their current use or value;

                                    (C) any compensation received as a result of
                  any refusal of any application for planning consent or the imposition of any restrictions in relation to any planning consent;

                                    (D) any commutation or agreement for the
                  commutation of rent or payment of rent in advance of the due dates of payment thereof;

                                    (E) any outstanding claim or liability
                  (contingent or otherwise) whether under the Planning Acts (as that expression is defined in the Town and Country Planning Act 1990) or otherwise;

                                    (F) any outgoings except uniform business
                  rates and water rates; or

                                    (G) the requirement of consent from any
                  third party to the charging of the Premises or any of them.

                           (vi) To the Knowledge of the Seller each of the Premises is in a good state of repair and condition and fit for the current use and no deleterious material (including without limit high alumina cement, woodwool, calcium chloride, sea dredged aggregates or asbestos material) was used in the construction, alteration or repair thereof or of any of them and there are no development works, redevelopment works or fitting out works outstanding in respect of any of the Premises.

                           (vii) To the Knowledge of the Seller all restrictions, conditions and covenants (including any imposed by or pursuant to any lease, sub-lease, tenancy or agreement for any of the same and whether SMS is the landlord or tenant thereunder and any arising in relation to any superior title) affecting any of the Premises have been observed and performed and no notice of any breach of any of the same has been received or is to the Seller's Knowledge likely to be received.

                           (viii) The current use of the Premises and all machinery and equipment therein and the conduct of any business therein complies in all respects with all relevant statutes and regulations including without prejudice to the generality of the foregoing the Factories Act 1961, the Offices Shops and Railway Premises Act 1963, the Fire Precautions Act 1971, the Health and Safety at Work etc., Act 1974, the Betting, Gaming and Lotteries Act 1963 and with all rules regulations and delegated legislation thereunder and all necessary licences and consents required thereunder have been obtained.

                           (ix) To the Knowledge of the Seller there are no restrictive covenants or provisions, legislation or orders, charges, restrictions, agreements, conditions or other matters which preclude or limit the current use of any of the Premises and the current use is the permitted user under the provisions of the Planning Acts (including without limit Section 52 Town and Country Planning Act 1971; Section 106 Town and Country Planning Act 1990; and
         Section 278 Highways Act 1980) and regulations made thereunder and is in accordance with the requirements of the Local Authorities and all restrictions, conditions and covenants imposed by or pursuant to the Planning Acts have been observed and performed and no agreements have been entered into with any public authority or statutory authority in respect of any of the Premises whether pursuant to the Planning Acts or otherwise.

                           (x) To the Knowledge of the Seller all necessary planning permissions, listed building consents, by-law consents, building regulation consents and other permissions and approvals (whether or not required by statute) for the construction, extension and alteration of the Premises have been obtained and complied with, and none of those permissions, consents and approvals has been given on a temporary or personal basis nor does it require the removal at any time of the works so authorised.

                           (xi) Any necessary or appropriate action to protect the interests of SMS has been taken under the Landlord and Tenant Act 1954 and in relation to rent review provisions in relation to each lease, sub-lease, tenancy or agreement for any of the same in respect of which SMS is the landlord or the tenant thereunder and all appropriate time limits have been complied with and no rent reviews are outstanding at the date hereof or exercisable prior to the Closing.

                           (xii) Where the interest of SMS in any of the Premises is leasehold, there is no right for the landlord to determine the lease except in the event of nonpayment of rent or other breach of covenant by the tenant.

                           (xiii) Except in relation to the Premises, SMS has no liabilities (actual or contingent) arising out of the conveyance, transfer, lease, tenancy, licence, agreement or other document relating to land or premises or an interest in land or premises, including, without limitations leasehold premises assigned or otherwise disposed of.


                  (n) INTELLECTUAL PROPERTY.

                           (i) SMS owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property that is material to the operation of the businesses of SMS as presently conducted and as presently proposed to be conducted. Except as set forth on ss.4(n) of the Disclosure Letter, each such material item of Intellectual Property will be owned or available for use by SMS on identical terms and conditions immediately subsequent to the Closing hereunder.

                           (ii) Neither the Seller nor SMS has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that SMS must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Seller no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of SMS.

                           (iii) Section. 4(n)(iii) of the Disclosure Letter identifies each patent or registration which has been issued to SMS with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which SMS has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which SMS has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to Kendle correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to Kendle correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. section 4(n)(iii) of the Disclosure Letter also identifies each trade name or unregistered trademark used by SMS in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in section 4(n)(iii) of the Disclosure Letter:

                                    (A) SMS has all right, title, and interest
                  in and to the item, free and clear of any Encumbrance, license, or other restriction;

                                    (B) the item is not subject to any
                  outstanding injunction, judgement, order, decree, ruling, or charge;

                                    (C) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                                    (D) SMS has not agreed to indemnify any
                  Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                           (iv) Section 4(n)(iv) of the Disclosure Letter identifies each item of Intellectual Property that any third party owns and that SMS uses pursuant to license, sublicense, agreement, or permission. The Seller has delivered to Kendle correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in section 4(n)(iv) of the Disclosure Letter:

                                    (A) to the Knowledge of the Seller, the
                  license, sublicense, agreement, or permission covering the item is in full force and effect and will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in section 2 above);

                                    (B) to the Knowledge of the Seller, no party
                  to the license, sublicense, agreement, or permission is in material breach or material default or has repudiated such license, sublicense, agreement or permission, and no event has occurred which with notice or lapse of time would constitute a material breach or material default or permit termination, modification, or acceleration thereunder;

                                    (C) the Intellectual Property is not subject
                  to any outstanding injunction, judgement, order, decree, ruling, or charge;

                                    (D) no action, suit, proceeding, hearing,
                  investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of SMS, is threatened which challenges the legality, validity, or enforceability of the Intellectual Property; and

                                    (E) SMS has not granted any sublicense or
                  similar right with respect to the license, sublicense, agreement, or permission.

                           (v) Neither the Seller nor SMS has ever to the Knowledge of the Seller or SMS interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

                           (vi) The technology of SMS is "Year 2000 compliant" as defined by the BSI statement on a "Definition of Year 2000 Conformity Requirements", reference number DISC PD2000-1, a copy of which is attached as Exhibit 4n(vi).

                  (o) TANGIBLE ASSETS. SMS owns or leases all facilities, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

                  (p) CONTRACTS. Section 4(p) of the Disclosure Letter lists the following contracts and other agreements to which SMS is a party:

                           (i) any agreement (or group of related agreements) for the lease of personal property (other than capitalised lease obligations) to or from any Person providing for lease payments in excess of Fifteen Thousand Sterling ((pound)15,000) per annum;

                           (ii) other than agreements and contracts with customers, as to which Three Hundred Thousand Sterling ((pound)300,000.00) shall be the disclosure threshold for section 4(p) of the Disclosure Letter, any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to SMS, or involve consideration in excess of Fifteen Thousand Sterling ((pound)15,000);

                           (iii) any agreement concerning a partnership or joint venture;

                           (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of Fifteen Thousand Sterling ((pound)15,000);

                           (v) any agreement concerning confidentiality or noncompetition other than standard provisions in contracts with SMS's customers;

                           (vi) any agreement with the Seller and his Affiliates (other than SMS and its Affiliates);

                           (vii) any profit sharing, stock option, stock purchase, phantom stock, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                           (viii) any collective bargaining agreement;

                           (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of Fifteen Thousand Sterling ((pound)15,000) or providing severance benefits in excess Fifteen Thousand Sterling ((pound)15,000);

                           (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                           (xi) any agreement, which if terminated could have a material adverse effect on the business, financial condition, operations, or future prospects of SMS, in respect of which SMS or any of the other parties to the agreement is in default or has served notice to terminate the same or in respect of which, to the Knowledge of the Seller, there exist any circumstances whereby any such agreement may be prematurely validly terminated or rescinded by any of such parties; or

                           (xii) other than agreements or contracts with customers, any other agreement (or group of related agreements) the performance of which involves consideration in excess of Fifteen Thousand Sterling ((pound)15,000).

The Seller has delivered to Kendle a correct and complete copy of each written agreement listed in section 4(p) of the Disclosure Letter (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in ss.4(p) of the Disclosure Letter. With respect to each such agreement: (A) to the Knowledge of the Seller, the agreement is in full force and effect; (B) to the Knowledge of the Seller, the agreement will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) to the Knowledge of the Seller, no party is in material breach or material default, and no event has occurred which with notice or lapse of time would constitute a material breach or material default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement. Except as listed in section 4(p) of the Disclosure Letter, SMS is not a party to any contract or agreement, relating to provision by SMS of services, with any applicable governmental authority.

                  (q) NOTES AND BOOK DEBTS. All notes and all book debts of SMS are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Audited Accounts (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of SMS.

                  (r) POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of SMS.

                  (s) INSURANCE. section 4(s) of the Disclosure Letter sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which SMS has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five (5) years:

                           (i) the name, address, and telephone number of the
agent;

                           (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                           (iii) the policy number and the period of coverage;

                           (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                           (v) a description of any retrospective premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) to the Knowledge of the Seller, the policy is in full force and effect; (B) to the Knowledge of the Seller, the policy will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) to the Knowledge of the Seller, neither SMS nor any other party to the policy is in material breach or material default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or material default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. SMS has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(s) of the Disclosure Letter describes any self-insurance arrangements affecting SMS.

                  (t) LITIGATION. Section 4(t) of the Disclosure Letter sets forth each instance in which SMS (i) is subject to any outstanding injunction, judgement, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Seller is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any applicable jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in section 4(t) of the Disclosure Letter is likely, if adversely determined, to result in any SMS Material Adverse Change. Neither the Seller nor the directors and officers (and employees with responsibility for litigation matters) of SMS have any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against SMS.

                  (u) EMPLOYEES AND PENSION SCHEME.

                           (i) The individuals, details of whom are set forth in
         section 4(u)(i) of the Disclosure Letter (the "EMPLOYEES") are all employed by SMS at the date of this Agreement. There are no other individuals employed by SMS at the date of this Agreement.

                           (ii) The particulars shown in section 4(u)(i) of the Disclosure Letter show true and complete details of the names, ages and lengths of continuous service of all of the Employees and by reference to each of the Employees remuneration payable and other benefits provided by SMS or which SMS is bound to provide (whether now or in the future) to each category of the Employees at Closing or any Person connected with any such Person and (without limiting the generality of the foregoing) include particulars of all profit sharing, incentive, bonus, commission arrangements and any other benefit to which any such category of the Employees is entitled or which is regularly provided or made available to them (including details of their notice period and their entitlement to holiday) in any case whether legally binding on SMS or not.

                           (iii) All Employees (other than those set forth on section 4(u)(iii) of the Disclosure Letter) have entered into and are subject to the terms of employment contracts in substantially similar form to the employment agreement attached hereto as Exhibit 4(u)(iii).

                           (iv) There are no subsisting contracts for the provision by any person of any consultancy services to SMS.

                           (v) None of the Employees has given notice terminating his contract of employment.

                           (vi) None of the Employees is under notice of dismissal or has any outstanding dispute with SMS in connection with or arising from his employment nor is there any liability outstanding to such persons except for remuneration or other benefits accruing due and no such remuneration or other benefit which has fallen due for payment has not been paid.

                           (vii) During the period of six months ending with the execution of this Agreement SMS has not terminated or accepted the resignation of the employment of any person employed in or by SMS.

                           (viii) None of the Employees belongs or has belonged at any material time to an independent trade union recognised by SMS.

                           (ix) There are no employee representatives representing all or any of the Employees.

                           (x) SMS has complied with all of its statutory obligations to inform and consult appropriate representatives as required by law.

                           (xi) There is no plan, scheme, commitment, policy, custom or practice (whether legally binding or not) relating to redundancy affecting any of the Employees more generous than the statutory redundancy requirements.

                           (xii) All plans for the provision of benefits to the Employees comply in all respects with all relevant statutes, regulations and other laws and all necessary consents in relation to such plans have been obtained and all governmental filings in relation to such plans have been made.

                           (xiii) There are no loans owed by any of the Employees to SMS.

                           (xiv) Except for the Pension Scheme, SMS is not under any present or future liability to pay to any of the Employees or to any other person who has been in any manner connected with SMS any pension, superannuation allowance, death benefit, retirement gratuity or like benefit or to contribute to any life assurance scheme, medical insurance scheme, or permanent health scheme and SMS has not made any such payments or contributions on a voluntary basis nor is it proposing to do so.

                           (xv) There is no outstanding or threatened claim by any person who is now or has been an employee of SMS or any dispute outstanding with any of the said persons or with any unions or any other body representing all or any of them in relation to their employment by SMS or to the Knowledge of the Seller there are any circumstances likely to give rise to any such dispute;

                           (xvi) Save for the Pension Scheme, SMS is not a party to or participates in or contributes to any scheme, agreement or arrangement (whether legally enforceable or not) for the provision of any pension, retirement, death, incapacity, sickness, disability, accident or other like benefits (including the payment after cessation of employment with SMS of medical expenses) for any Relevant Employee or for the widow, widower, child or dependent of any Relevant Employee.

                           (xvii) SMS has disclosed all material details relating to the Pension Scheme, including without limitation the following:

                                    (A) details of all amendments (if any) to
                  the Pension Scheme which have been announced or are proposed but which have not yet been formally made;

                                     (B) details of all discretionary practices
                  (if any) which may have led any person to expect additional benefits in a given set of circumstances (by way of example, but without limitations, on retirement at the behest of SMS or in the event of redundancy); and

                                    (C) details of the rate at which and basis
                  upon which SMS currently contribute to the Pension Scheme (and confirmation that contributions by SMS and employees are current and up to date), any change to that rate and/or basis which is proposed or which is under consideration and all contributions paid to the Pensions Scheme by SMS in the three years prior to the date of this Agreement.

                           (xviii) Every person who has at any time had the right to join, or apply to join, the Pension Scheme has been properly advised of that right. No Relevant Employee has been excluded from membership of the Pension Scheme or from any of the benefits thereunder in contravention of Article 119 of the Treaty of Rome, the Pensions Act 1995 or other applicable laws or requirements or the provisions of the Pension Scheme or otherwise.

                           (xix) There has not in the last four years been any restructuring of the earnings of all or any members or prospective members of the Pension Scheme (by way of example, but without limitation, consolidation of bonuses into basic pay).

                           (xx) All benefits (other than any refund of members' contributions with interest where appropriate) payable under the Pension Scheme on the death of any person while in employment to which the Pension Scheme relates are insured fully under a policy with an insurance company of good repute and there are no grounds on which that company might avoid liability under that policy.

                           (xxi) Contributions to the Pension Scheme are not paid in arrears and all contributions and other amounts which have fallen due for payment have been paid. No fee, charge or expense relating to or in connection with the Pension Scheme has been incurred but not paid. If any such fee, charge or expense has been paid by any person other than the Pension Scheme, the Pension Scheme has reimbursed that person if and to the extent that the Pension Scheme is or may become liable so to do.

                           (xxii) SMS:

                           (A) has observed and performed those provisions of the Pension Scheme which apply to it; and

                           (B) may (without the consent of any person or further payment) terminate its liability to contribute to the Pension Scheme at anytime subject only to giving such notice (if any) as is expressly provided for in the documentation containing the current provisions governing the Pension Scheme.

                           (xxiii) SMS is the only employer for the time being participating in the

         Pension Scheme. No employer which has previously participated in the Pension Scheme has any claim under the Pension Scheme and in respect of any such employer the period of participation has been terminated and benefits have been provided in accordance with the provisions of the Pension Scheme.

                           (xxiv) All documentation and records in respect of the Pension Scheme are up to date and so far as the Seller is aware complete and accurate in all material respects.

                           (xxv) Neither the Pension Scheme nor SMS is engaged or involved in any litigation or arbitration, investigation or determination by the Pensions Ombudsman and/or the Occupational Pensions Advisory Service or any complaint under the internal dispute resolution procedure established in connection with the Pension Scheme which relate to or are in connection with the Pension Scheme or the benefits thereunder and no such proceedings are pending or threatened and to the Knowledge of the Seller there are no facts likely to give rise to any such proceedings.

                  (v) GUARANTEES. SMS is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

                  (w) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS.

         Except as disclosed in section 4(w) of the Disclosure Letter:

                  (i) Hazardous Materials have not at any time been generated, used, treated or stored by SMS in violation in any material respect of any applicable Environmental Law, or in any way which will hereafter require material remedial action under any applicable Environmental Law, and SMS has not received any notice of any such violation with respect to Hazardous Materials;

                  (ii) to the Knowledge of the Seller, there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property owned or leased by SMS, or into the environment surrounding any such property, of Hazardous Materials, other than releases permissible under applicable Law or allowable under applicable Permits;

                  (iii) SMS, its operations and any property owned, leased or operated by them are in compliance in all material respects with (i) all applicable Environmental Laws, and (ii) the requirements of any Permits issued under such laws; and

                  (iv) there are no pending or threatened claims against SMS or any property owned, leased or operated by them relating to Hazardous Materials or environmental matters.

None of the circumstances, conditions or occurrences disclosed in ss.4(w) of the Disclosure Letter or reflected in the Audited Accounts involves or will result in any material liability on the part of SMS.

                  (x) CERTAIN BUSINESS RELATIONSHIPS WITH SMS. Except as contemplated or permitted by this Agreement, disclosed in ss.4(x) of the Disclosure Letter or reflected in the Audited Accounts, the Seller is not involved in any business arrangement or relationship with SMS and the Seller does not own any material asset, tangible or intangible, which is used in the business of SMS.

                  (y) FINANCIAL PROJECTIONS. The Seller has no Knowledge of any fact or circumstance which is likely to result in the financial projections of SMS for the period September 1999 to September 2000 (a copy of which is set out in Exhibit 4(y) hereto) not being achieved in any material respect.

         5. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

                  (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under ss.7 below). The Seller acknowledges and agrees that, from and after the Closing, Kendle will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort within the possession of, or under the control of, the Seller or SMS, relating to SMS (other than such documents, books, records (including Tax records), agreements and financial data that solely relate to the Seller personally).

                  (b) LITIGATION SUPPORT. Subject to Schedule 4 Limitations on Warranties and the Tax Deed in the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving SMS, each of the other Parties will co-operate with him, her or it and his, her or its counsel in the contest or defence, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defence, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under section 7 below).

                  (c) TRANSITION. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of SMS from maintaining the same business relationships with SMS after the Closing as it maintained with SMS prior to the Closing.

                  (d) CONFIDENTIALITY. The Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information (other than Confidential Information that solely relates to the Seller personally) except in connection with this Agreement or the business of SMS and will deliver promptly to Kendle or destroy, at the request of Kendle, all copies of the Confidential Information which are in his possession. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify Kendle promptly of the request or requirement so that Kendle may seek an appropriate protective order or waive compliance with the provisions of this section 5(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is compelled to disclose such Confidential Information, the Seller may disclose the Confidential Information to the tribunal; PROVIDED, HOWEVER, that the Seller shall use his reasonable best efforts to obtain, at the reasonable request of Kendle, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Kendle shall designate.

                  (e) KENDLE SHARES. Each Kendle Share will be imprinted with a legend substantially in the following form:
THE COMMON STOCK (THE "SHARES") OF KENDLE INTERNATIONAL INC. (THE "COMPANY") REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT OR LAWS, OR THE RULES AND REGULATIONS THEREUNDER. THE HOLDER HEREOF AGREES FOR THE BENEFIT OF THE COMPANY THAT THE SHARES MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN
(1) TO THE COMPANY, (2) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

NO HEDGING TRANSACTIONS INVOLVING THE SHARES MAY BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

Each holder desiring to transfer a Kendle Share first must furnish Kendle with
(i) a written opinion reasonably satisfactory to Kendle in form and substance from counsel reasonably satisfactory to Kendle by reason of experience to the effect that the holder may transfer Kendle Shares as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Kendle in form and substance agreeing to be bound by the restrictions on transfer contained herein.

         6.       CONDITIONS TO OBLIGATION TO CLOSE.

                  (a) CONDITIONS TO OBLIGATION OF KENDLE. The obligation of Kendle to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) subject to the disclosures in the Disclosure Letter and Schedule 3 the representations and warranties set forth in ss.3(a) and ss.4 above shall be true and correct in all material respects (other than representations and warranties having materiality qualifiers, which shall be true and correct in all respects) at and as of the Closing Date;

                           (ii) the Seller shall have performed and complied with all of his covenants hereunder in all material respects through the Closing;

                           (iii) Kendle's bank creditors shall have given their written consent to the transaction contemplated by this Agreement and shall have discharged all Encumbrances given by SMS in their favour;

                           (iv) Paul Martin and Denise Pearce and such other employees of SMS as Kendle determines to be necessary and advisable shall have entered into Employment Agreements substantially in the form of Exhibit 6(a)(iv) hereto (the "EMPLOYMENT AGREEMENTS");

                           (v) the Seller and Ms. Pearce shall have executed and delivered releases in the form of Exhibit 6(a)(v) hereto (the "RELEASES");

                           (vi) the Seller and Ms. Pearce shall have executed and delivered Non-Competition and Non-Disclosure Covenants in the form of Exhibit 6(a)(vi) hereto (the "COVENANTS");

                           (vii) the Seller shall have procured the resignation of the auditors of SMS in accordance with Section 392 of the Companies Act 1985, accompanied by a written statement pursuant to Section 394 of that Act that there are no circumstances connected with their resignation which should be brought to the notice of the members or creditors of each such company and that no fees are due to them and deliver such resignation and statement to Kendle;

                           (viii) the Parties and SMS shall have received all authorisations, consents, and approvals of governments and governmental agencies referred to in section 3(a)(ii), section 3(b)(ii), and section 4(c) above;

                            (ix) Kendle shall have received the resignations, effective as of the Closing, of each director and officer of SMS (other than Nyla Singh as Secretary), each delivering to Kendle a deed in form and substance satisfactory to Kendle made out in favour of SMS acknowledging that he or she has no claim outstanding for compensation or otherwise and without any payment under the Employment Rights Act 1996;

                           (x) the Seller shall have executed and delivered the Escrow Agreement;

                           (xi) Kendle shall have received all the statutory and other books (duly written up to date) of SMS and its certificate(s) of incorporation, any certificates of incorporation on change of name and common seal(s);

                           (xii) Kendle shall have received an executed Tax
         Deed;

                           (xiii) the Seller shall have procured board meetings of SMS to be held at which there shall be (A) passed a resolution to approve the transfers of SMS Shares, and (subject only to due stamping) to register, in the register of members, each transferee as the holder of the shares concerned; (B) appointed as directors and/or secretary such Persons as Kendle may nominate such appointments to take effect at the close of the meeting; (C) tendered and accepted the resignations and acknowledgements of the directors referred to in section 6 (a)(ix) each such acceptance to take effect at the close of the meeting; (D) changed the situation of the registered office and (subject to the Companies Acts) the accounting reference date, each as Kendle may direct; (E) tendered and accepted the resignation of SMS's Accountants and PricewaterhouseCoopers shall be appointed as new auditors of SMS; and (F) approved and entered into the Employment Agreements referred to in section 6(a)(iv);

                           (xiv) deliver to Kendle, certified as correct by the secretary of SMS, the minutes of each board meeting referred to in section 6(a)(xiii); and

                           (xv) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Kendle.

Kendle may waive any condition specified in this ss.6(a) if it executes a writing so stating at or prior to the Closing.

                  (b) CONDITIONS TO OBLIGATION OF THE SELLER. The obligation of the Seller to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions:

                           (i) the representations and warranties set forth in
         section 3(b) above shall be true and correct in all material respects (other than representations and warranties having materiality qualifiers, which shall be true and correct in all respects) at and as of the Closing Date;

                           (ii) Kendle shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                           (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavourable injunction, judgement, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgement, order, decree, ruling, or charge shall be in effect);

                           (iv) Paul Martin and Denise Pearce shall have entered into Employment Agreements with SMS;

                           (v) no material adverse change in the business, assets, liabilities, income, financial condition or business prospects of Kendle ("Kendle Material Adverse Change") shall have occurred since the date of the latest Kendle SEC Report; provided, however, that if a Kendle Material Adverse Change shall have occurred, the Seller and Kendle shall negotiate in good faith with respect to a reasonable adjustment to the Purchase Price. If agreement is not reached with respect to such an adjustment, the Seller may terminate this Agreement for failure of a condition precedent;

                           (vi) Kendle undertakes that as soon as reasonably practicable it will use its best efforts to procure the release of Paul Martin from the terms of the personal guarantees set forth in Exhibit 6(b)(vi) and shall indemnify and keep indemnified Paul Martin from all losses, damages, costs and expenses incurred by him under such guarantees from the Closing Date until such release is obtained for such guarantees;

                           (vii) the Parties and SMS shall have received all authorisations, consents, and approvals of governments and governmental agencies referred to in section 3(a)(ii), section 3(b)(ii), and section 4(c) above;

                           (viii) Kendle and the Seller shall have executed and delivered the Escrow Agreement;

                           (ix) all actions to be taken by Kendle in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this section 6(b) if he executes in writing so stating at or prior to the Closing.

         7. REMEDIES FOR BREACHES OF THIS AGREEMENT.

                  (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Seller contained in section 4(a)-(j), section 4(l)-(u) and section 4(w)-(x) above shall survive the Closing hereunder and continue in full force and effect as set out in section 1.1 and
1.2 of Schedule 4. All of the other representations and warranties of the Parties contained in this Agreement (including the representations and warranties of the Seller contained in section 3(a) and section 4(k) above) shall survive the Closing and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

                  (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF KENDLE.

                           (i) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of his representations, warranties, and covenants contained herein (other than the covenants in section 2(a) above and the representations and warranties in section 3(a) above), and, if there is an applicable survival period pursuant to section 7(a) above, provided that Kendle makes a written claim for indemnification against the Seller pursuant to section 8(h) below within such survival period, then the Seller agrees to indemnify Kendle from and against the entirety of any Adverse Consequences Kendle may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Kendle may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach) subject at all times to the limitation on the Seller's liability as set out in Schedule 4.

                           (ii) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of his covenants in section 2(a) above or any of his representations and warranties in section 3(a) above, and, if there is an applicable survival period pursuant to section 7(a) above, provided that Kendle makes a written claim for indemnification against the Seller pursuant to section 8(g) below within such survival period, then the Seller agrees to indemnify Kendle from and against the entirety of any Adverse Consequences Kendle may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Kendle may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach) subject at all times to the limitation on the Seller's liability as set out in Schedule 4.

                           (iii) Kendle may satisfy Seller's indemnification obligations by recourse to the escrow fund held by Fifth Third Bank, as escrow agent, pursuant to the Escrow Agreement but recourse to that escrow fund shall not constitute Kendle's sole remedy or source for satisfaction of indemnification claims under this Agreement.

                  (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER. In the event Kendle breaches any of its representations, warranties, and covenants contained herein (or in the event any third party alleges facts that, if true, would mean Kendle has breached), and, if there is an applicable survival period pursuant to section 7(a) above, provided that the Seller makes a written claim for indemnification against Kendle pursuant to section 8(g) below within such survival period, then Kendle agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). Kendle shall also indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer as a result of any obligations or liability of SMS or any SMS Subsidiary (other than this Agreement) guaranteed by the Seller.

                  (d) MATTERS INVOLVING THIRD PARTIES.

                           (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this section 7, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                           (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfil its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgement with respect to, the Third Party Claim is not, in the good faith judgement of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defence of the Third Party Claim actively and diligently.

                           (iii) So long as the Indemnifying Party is conducting the defence of the Third Party Claim in accordance with section 7(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defence of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgement or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgement or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                           (iv) In the event any of the conditions in
         section 7(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgement or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this section 7.

                  (e) DETERMINATION OF ADVERSE CONSEQUENCES. The Parties shall take into account the time cost of money (using the base lending rate of National Westminster Bank as the discount rate) in determining Adverse Consequences for purposes of this ss.7. All indemnification payments under this section 7 shall be deemed adjustments to the Purchase Price.

                  (f) OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and

Safety Requirements) any Party may have with respect to SMS or the transactions contemplated by this Agreement.

         8. MISCELLANEOUS.

                  (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Kendle and the Seller (which approval shall not be unreasonably withheld or delayed); PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

                  (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                  (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                  (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of Kendle and the Seller; provided, however, that Kendle may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Kendle nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                  (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                  (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent (i) from and to the United Kingdom, by first class pre-paid post, recorded delivery, or (ii) from or to any place outside the United Kingdom, by pre-paid priority airmail, international recorded delivery (or the equivalent thereof), in either case addressed to the intended recipient as set forth below:

         If to the Seller:          Paul Martin
         -----------------          1 Scarletts Cottage
                                    Scarletts Lane
                                    Kiln Green
                                    Reading, Berkshire RG10 9XF

                  Copy to:          Ian Wood-Smith, Esq.
                  -------           Field Seymour Parkes
                                    The Old Coroner's Court
                                    No. 1 London Street
                                    P.O. Box 174
                                    Reading, Berkshire RG1 4QW

             If to Kendle:          KENDLE INTERNATIONAL INC.
             -------------          441 Vine Street
                                    700 Carew Tower
                                    Cincinnati, Ohio  45202
                                    Attention: Paul F. Ritter, Esq.
                                               General Counsel

                  Copy to:          Kevin J. Alexander, Esq.
                  --------          Bracewell & Patterson, L.L.P.
                                    33 Davies Street
                                    London W1Y 1FN

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with English law. In relation to any legal action or proceedings to enforce this Agreement or arising out of or in connection with this Agreement, each of the Parties irrevocably submits to the jurisdiction of the English courts and waives any objection to any proceedings in such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inconvenient forum.

                  (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Kendle and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                  (k) EXPENSES. Each of the Parties will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that SMS shall not bear any of the Seller's costs and expenses (including any of his legal fees and expenses or any brokerage fees) in connection with this Agreement or any of the transactions contemplated hereby.

                  (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any European Union, national, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. References to, or any provision of, any treaty, statute, directive, regulation, decision, order, instrument, by-law or any other law of, or having effect in, any jurisdiction shall be construed also as references to such provisions as replaced, amended or re-enacted from time to time. Any statute, statutory instrument, regulation, by-law or other requirement of US federal, state or local law and any US legal term of any action, remedy, method of judicial proceeding, legal documents, legal status, procedure, court, official or any legal concept or doctrine or other expression shall in respect of any non-US jurisdiction be deemed to include that which most nearly approximates in such non-US jurisdiction such US statute, statutory instrument, regulation, by-law or other requirement of law or legal term. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

                  (m) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


AS WITNESS the hands of the duly authorised representatives of the Parties on the date first before written.

         SIGNED by                                   )
         PAUL MARTIN                                 )
         in the presence of: /s/ Paul Martin         )

         Witness: /s/ Nyla Singh

         Name: Nyla Singh

         Address:



         Occupation:




         SIGNED by /s/ Nigel Page                    )
                   --------------------------        )
         duly authorised for and on                  )
         behalf of KENDLE                            )
         U.K. INC.                                   )

         Witness: /s/ Ian Wood-Smith

         Name: Ian Wood-Smith

         Address:

         Occupation:

                                   SCHEDULE 1
                                   ----------

                                 VENDOR SCHEDULE
                                 ---------------

NAME              ADDRESS               ORD     "A"        "B"       "D"     "E"
                                                ORD        ORD       ORD     ORD
                                                ---        ---       ---     ---

Adam              116 Gloucester Rd              8
Wroath            Bishopston
                  Bristol
                  BS7 8NL
Alison Begg       92 Queensborough             113
                  Gardens Glasgow
                  G12 9RX
Alison            Flat 1                         8
Burlton           2 Windsor Villas
                  Lower Weston
                  Bath
                  BA1 3DJ
Alison Kelly      10 Graham Road                 8
                  Chiswick
                  London
                  W4 5DR
Alison Kenny      53 Old Wokingham              53
                  Road, Crowthorne
                  Berkshire
                  RG45 6SS
Alistair          17 Canada Road                30
Davison           Rawdon
                  Leeds
                  LS19 6LR
Allyson           6 Victoria Place              30
Blackwell         Sutton
                  Near Ely
                  Cambridgeshire
                  CB6 2NP
Amanda            36 Hanson Mews                38
Wright            Offerton
                  Stockport
                  SK1 4HS
Andrew            33 Denholm Ave                75
Fleming           Musselburgh
                  Scotland

NAME              ADDRESS               ORD     "A"        "B"       "D"     "E"
                                                ORD        ORD       ORD     ORD
                                                ---        ---       ---     ---
                  EH21 6TX

Andy              "Laneside"                    38
Plowright         Holly Grove
                  Dobcross
                  Saddleworth OL3 5JW
Angela Currie     11 Garland Hill              113
                  Manse Road
                  Belfast
                  BT8 6YL
Ann Ring          1 Maes y Capel               113
                  Pembrey
                  Burry Port
                  Carmarthenshire
                  SA16 OEG
Anna Kettle       20 Daws Lea                   15
                  High Wycombe
                  Bucks
                  HP11 1QF
Anne              Merklands                    188
MacKenzie         Dolphinton
                  West Linton
                  Peembleshire
                  EH46 7AB
Anne              67 Hunters Grove              15
Reece             Hayes
                  Middlesex
                  UB3 3JF
Anne Soutar       St Ola                        45
                  32a Lindsay St
                  Kirriemuir
                  Angus
                  DD8 5DS
Billy Bahia       Flat 23 Shelley Ct             8
                  46 London Road
                  Reading
                  Berkshire
                  RG1 5DG
Brendan           Flat 16                       23

NAME              ADDRESS               ORD     "A"        "B"       "D"     "E"
                                                ORD        ORD       ORD     ORD
                                                ---        ---       ---     ---
Kromer            169 Queenstown
                  Road, Battersea
                  London
                  SW8 3RL
Carole Creech     Wyndale                       23
                  White Lane
                  Ash Green
                  Surrey
                  GU12 6HN
Caroline          3 Portal Close               225
Crockatt          Andover
                  Hampshire
                  SP11 8HE
Carolyn           74 Fotherby Ct                 8
Adnitt            Maidenhead
                  Berks
                  SL6 1SX
Catherine         95 Northenden Rd             225
Smith             Sale
                  Cheshire
                  M33 2ED
Catherine         108 Hope Park Gdns            15
Raeburn           Bathgate
                  EH48 2QX
Chris Prinsep     Flat 3                         8
                  15 Milton Avenue
                  Highgate
                  London
                  N6 5Q3
Christine         30 Atwell Close                8
Sloper            Wallingford
                  Oxford
                  OX10 0LJ
Claire Lacey      14 Granville St               15
                  Monton
                  Manchester
                  M30 9PX
Clare Lindsay     39A Mill Lane                  8
                  West Hampstead

NAME              ADDRESS               ORD     "A"        "B"       "D"     "E"
                                                ORD        ORD       ORD     ORD
                                                ---        ---       ---     ---
                  London
                  NW6 1NB
Clare             3 Matthews Road               60
Macdonald         RMAS
                  Camberley
                  Surrey GU15 4LP
Colin             Meadow Cottage                 8
McCarten          2 Donside
                  Stratton
                  Cirencester
                  Gloucestershire
                  GL7 2LX
Darren            4 Moorland Road               30
Garrard           Maghull
                  Liverpool L31 5JN
Dawn Lobban       11 Imperial Court             15
                  36 Shepherds Hill
                  Highgate
                  London N6 5RT
Deborah           1 Manor Farm                  23
Thomas            Cottages
                  Manor Farm, Colby
                  Norfolk
                  NR11 7EB
Deborah           17 Bury Avenue                23
Venters           Newport Pagnell
                  Bucks
                  MK16 0ED
Denise Finch      49 Banbury                     8
                  Crown Wood
                  Bracknell
                  Berkshire
                  RG12 OQL
Duncan            Flat 10                       15
Emerton           Sunninghill
                  Downs Avenue
                  Epsom Surrey
                  KT18 5HL
Emma              Chiltern House                11

NAME              ADDRESS               ORD     "A"        "B"       "D"     "E"
                                                ORD        ORD       ORD     ORD
                                                ---        ---       ---     ---
Cunningham        Pyle Hill
                  Woking
                  Surrey GU22 0SR
Emma              14, Kershaw Grove             23
Haldane           Macclesfield
                  Cheshire
                  SK11 8TN

Emma              Flat 5                         8
Stephenson        83-85 Clyde Road
                  Didsbury
                  Manchester
                  M20 2WW
Fay Bacon         7 Crossleigh Court            23
                  West Drive
                  Tooting Bec
                  London SW16 1RS
Fezan Senai       Dartridge House               23
                  Childerditch Lane
                  Childerditch
                  Brentwood
                  CM13 3EQ
Gillian           6 Maple Close                  8
Beaumont          Sandhurst
                  Berkshire
                  GU47 8HX
Hannah            129 Merewood Ave               8
Jenkins           Sandhills
                  Oxford
                  OX3 8EQ
Helen Clarke      88 Magpie Way                 15
                  Winslow
                  Buckinghamshire
                  MK18 3QT
Helen Eskdale     210 Park Road                 15
                  Peterborough
                  Cambridgeshire
                  PE1 2UJ
Iain Searle       14 Eastern Avenue             15

NAME              ADDRESS               ORD     "A"        "B"       "D"     "E"
                                                ORD        ORD       ORD     ORD
                                                ---        ---       ---     ---
                  Reading
                  Berkshire
                  RG1 5RY
Ian Jurowski      126 Gillespie Road             8
                  London
                  N5 1LP


Jane Whiteman     7 Chestnut House               8
                  High Street
                  Crowthorne
                  Berkshire
                  RG45 7AN
Jennifer          85 Boundary Road              15
Chan-Evans        Woking
                  Surrey
                  GU21 5BS
Jennifer Gray     15 Birchwood Ave              30
                  Leeds
                  LS17 8PJ
Jennifer          Pine Trees                    60
Osachoff          Kingston Ridge
                  Kingston
                  Near Lewes
                  E Sussex BN7 3JU
Joanne Deeks      59 High Street                23
                  Hungerford
                  Berkshire
                  RG17 0NE
Joanne            50 Sherbourne Close           38
Fenwick           Chesterton
                  Cambridge
                  CB4 1RT
John              103 Nottingham                15
Shirvington       Road, Belper
                  Derbyshire
                  DE56 1JH

NAME              ADDRESS               ORD     "A"        "B"       "D"     "E"
                                                ORD        ORD       ORD     ORD
                                                ---        ---       ---     ---

Judith Dawson     5 Clifton Terrace             60
                  Mumbles
                  Swansea
                  SA3 4EJ
Judy  Gilbert     6 The Osiers                 225
                  Buckden
                  Huntingdon
                  Cambridgeshire
                  PE18 9UX


Julia Griffiths   7 Hall Nook                   60
                  Penketh
                  Warrington
                  Cheshire
                  WA5 2HL
Julia Keane       7 Elstree Gardens             23
                  Ilford
                  Essex
                  IG1 2QQ
Julie             Hillside Cottage              15
Greenfield        Syleham
                  Eye
                  Suffolk
                  IP21 4LL
Karen             46 Warren Close               75
Almeida           Old Shirley
                  Southampton
                  Hampshire
                  SO16 6BJ
Karen Smith       8 Salcombe Road              188
                  Offerton
                  Stockport
                  Cheshire SK2 5AG
Karyn-Ann         8B Curwen Road                15
Marshall          Shepherds Bush
                  London
                  W12 9AE

NAME              ADDRESS               ORD     "A"        "B"       "D"     "E"
                                                ORD        ORD       ORD     ORD
                                                ---        ---       ---     ---

Kathleen          1/Left                        15
Milligan          15 Kennoway Drive
                  Partick
                  Glasgow G11 7TU
Kathryn           5 Abbots Road                 45
Kearns            Burghfield Common
                  Reading
                  Berkshire RG7 3LD
Kathy Still       90 Nursery Road               38
                  Sunbury-on-Thames
                  Middlesex
                  TW16 6LY


Kevin Owen        16 Rockfields                 15
                  Nottage
                  Porthcawl
                  Mid Glamorgan
                  CF36 3NS
Lena Chapman      Flat 7                         8
                  Allison Court
                  136 Oxford Road
                  Reading
                  Berks RG1 7ND
Lesley            14 Ferndown                   23
Shelford          Pound Hill
                  Crawley
                  West Sussex
                  RH10 3SB
Louise Breen      2 Sutton Close                23
                  Macclesfield
                  Cheshire
                  SK11 7RW
Louise Cooper     4 Radcliffe Way              225
                  Binfield
                  Bracknell
                  Berkshire
                  RG42 1FR
Margaret Moss     Evergreen                     90

NAME              ADDRESS               ORD     "A"        "B"       "D"     "E"
                                                ORD        ORD       ORD     ORD
                                                ---        ---       ---     ---

                  12 Little Warren
                  Guildford
                  Surrey GU4 8PW
Marie             6 Greenfell Ave                8
Meerstadt         Maidenhead
                  Berkshire
                  SL6 1HQ
Mick Walker       18a Tennyson St               30
                  Narborough
                  Leicester
                  LE9 5FD
Nayana            2 Hobhouse Close             150
Roberts           Southway Park
                  Bradford-on-Avon
                  Wiltshire
                  BA15 1UR
Nicola Bennett    22 Froxfield Down             15
                  Forest Park
                  Bracknell
                  Berkshire
                  RG12 9YB
Nigel Smeeton     414a Moseley Rd               23
                  Balsall Heath
                  Brimingham
                  B12 9AT
Nyla Singh        7 Causeway Cottages          600
                  The Cricket Green
                  Hartley Wintney
                  Hampshire
                  RG27 8PP
Pam Coward        5 Grovers Court               15
                  Wycombe Road
                  Princes Risborough
                  Buckinghamshire
                  HP27 0ET
Patricia Boon     1 Ivy House                   23
                  Barkisland
                  Halifax
                  West Yorkshire

NAME              ADDRESS               ORD     "A"        "B"       "D"     "E"
                                                ORD        ORD       ORD     ORD
                                                ---        ---       ---     ---

                  HX4 0DH
Raffaela          Flat 2                        38
Comacchio         Kenlawn
                  72 Portmore Park
                  Road, Weybridge
                  Surrey  KT13 8HH
Rajbant           109 Croftdown Rd              23
Sangha            Harbourne
                  Birmingham
                  B17 8RE
Rebecca           4 Vale Close                  15
Gibson            Lower Bourne
                  Farnham Surrey
                  GU10 3HR
Reshma Shah       25 Redhill Drive              23
                  Edgware
                  Middlesex
                  HA8 5JL
Rosalyn           90 Kingshurst Rd               8
Coleman           Northfield
                  Birmingham
                  B31 2LH
Ruth Hopper       21 Badcock Rd                  8
                  Halingfield
                  Cambridge
                  CB3 7LF
Sally Harrop      53 Rawcliffe Dr                8
                  Clifton
                  York
                  YO30 6PD
Samantha          28F Merton Rd                 38
Ireland           Wandsworth
                  London
                  SW18 1QY
Sarah Ackrel      94 Church St                  38
                  Bolington
                  Cheshire
                  SK10 5QD
Sarah Muller      The Barn                       8

NAME              ADDRESS               ORD     "A"        "B"       "D"     "E"
                                                ORD        ORD       ORD     ORD
                                                ---        ---       ---     ---

                  Binfield Lodge
                  Binfield
                  Bracknell
                  RG42 5QB
Shelly            3 Daleview Rd                 75
Ibbotson          Beauchief
                  Sheffield
                  S8 0EJ
Sue Blyden        116 Millhouse Rd              23
                  Yardley
                  Birmingham
                  B25 8QH
Sue Fitzpatrick   15 Beamish Close              38
                  Appleton
                  Warrington
                  Cheshire
                  WA4 5RJ



Sue Godfrey       31 Ynysddu                    23
                  Pontyclun
                  Mid Glamorgan
                  CF72 9UA
Sue Teasdale      Steen House                   23
                  33 Beverley Parklands
                  Beverley
                  East Yorkshire
                  HU17 0RA
Thomas Ruane      46 The Cloisters             300
                  Frimley
                  Camberley
                  Surrey
                  GU16 5JR
Tracey Gough      23 Finmere                     8
                  Northlake
                  Bracknell
                  Berks RG12 7WF
Verna             64 Grange Road                23

NAME              ADDRESS               ORD     "A"        "B"       "D"     "E"
                                                ORD        ORD       ORD     ORD
                                                ---        ---       ---     ---
Emembolu          Banbury
                  Oxford
                  OX16 9AU
Vivien Head       70 Plover Rise                23
                  Ivybridge
                  Devon
                  PL21 9DA
Wendy             Flat 4                         8
Patterson         Hetton Lodge
                  6 Ferndale
                  Tunbridge Wells
                  Kent  TH2 3RU
Paul Martin       1 Scarletts Cottage                             180,980  4,525
                  Scarletts Lane
                  Kiln Green
                  Reading
                  RG10 9XF
Denise Pearce     Lavinia                                  166     35,500    888
                  Forest Road
                  Ascot
                  Berks SL5 8QF

John Hall         The Red House                             20      2,220     55
                  Chatter Alley
                  Dogmersfield
                  Hants RG27 8SS
David             42 The Thicket                            10      1,100     28
Thompson          Romley
                  Hants
Jacob Martin      Byelands               75
                  Blakes Road
                  Wargrave
                  Berkshire
                  RG10 8LA
Sam Martin        Byelands               75
                  Blakes Road
                  Wargrave
                  Berkshire
                  RG10 8LA

NAME              ADDRESS               ORD     "A"        "B"       "D"     "E"
                                                ORD        ORD       ORD     ORD
                                                ---        ---       ---     ---

Douglas Martin    47 Hanbury Rd          75
                  Chaddesden
                  Derby
                  DE2 6FT
Kate Robinson     62 Upperhill St        75
                  Coventry
                  CV1 4AP
Oliver Martin     304 Wilbraham Rd       75
                  Chorlton
                  Manchester
                  M21 1UU
Laura Martin      304 Wilbraham Rd       75
                  Chorlton
                  Manchester
                  M21 1UU
Stephen Flynn     16 Rose Court          75
                  Garforth
                  Leeds
                  LS25 1NS
Martin Flynn      16 Rose Court          75
                  Garforth
                  Leeds
                  LS25 1NS

Richard Pearce    Lavinia               143
                  Forest Road
                  Ascot
                  Berks SL5 8QF
Janet Hall        The Red House         276
                  Chatter Alley
                  Dogmersfield
                  Hants RG27 8SS
Christine         42 The Thicket        138
Thompson          Romley
                  Hants

                                      -----     -----     ---    -------   -----
                                      1,157     4,742     196    219,800   5,496

NAME              ADDRESS               ORD     "A"        "B"       "D"     "E"
                                                ORD        ORD       ORD     ORD
                                                ---        ---       ---     ---

                                   SCHEDULE 2
                                   ----------

                                    Premises
                                    --------


1.   Lease of 38 Wellington Business Park.

2.   Lease of 25 Wellington Business Park.

3.   Lease of First Floor, 172 Dukes Ride, Crowthorne, Berkshire.

                                   SCHEDULE 3
                                   ----------



                             SUBSCRIPTION AGREEMENT

                                   SCHEDULE 4
                                   ----------


1.       Time Limits
         -----------

         Notwithstanding anything to the contrary in this Agreement the Seller shall not have any liability for any claim made against him:-

         1.1 in relation to the Warranties (other than in ss.3(a)) unless written notification of the claim giving particulars of the grounds on which it is based and so far as reasonably practicable details of the amount of the claim is sent to the Seller on or before the second anniversary of Closing. For the avoidance of doubt, a claim based upon ss.3(a) shall not be subject to such time limit; and

         1.2 in relation to the Tax Deed and Warranties relating to Tax and Environmental Law unless written notification of the claim giving particulars of the grounds on which it is based and so far as reasonably practicable details of the amount of the claim is sent to the Seller on or before the seventh anniversary of Closing; and

         1.3 in the event that Kendle does not issue proceedings in respect of any claim within 12 months after notification of the claim.

2.       Financial Limits
         ----------------

The Seller shall not be liable for any breach of any of the Warranties or under the Tax Deed (except for a claim involving fraud in which case none of the following limits shall apply):-

         2.1 unless and until the aggregate of all claims against the Seller for breach of any of the Warranties and/or Tax Deed shall exceed the sum of (pound)37,500 but once exceeded the Seller shall be liable for the whole of the claim and not merely the excess over (pound)37,500, PROVIDED THAT any amount payable by the Seller with respect to a claim pursuant to section 4(l)(iii) and which relates to the Unapproved Share Option Scheme or scrip dividend referred to therein, such amount shall not be taken into account in assessing whether the (pound)37,500 threshold has been met;

         2.2 to the extent that the aggregate liability of the Seller for breach of any of the Warranties and/or Tax Deed (irrespective of the number of claims) shall exceed (pound)3,800,000.

3.       Disclosed and Agreed Matters
         ----------------------------

The liability of the Seller in relation to the Warranties and/or Tax Deed shall not apply in respect of:-

         3.1 any matter provided for or referred to in this Agreement or arising from its implementation;

         3.2  any matter fairly disclosed in the Disclosure Letter;

         3.3 any matter or thing done or omitted to be done prior to Closing at the written request of or with the written approval of Kendle.

         3.4 any claim that would not have arisen but for some voluntary act or omission (which Kendle knew or ought reasonably to have known would give rise to a claim) undertaken by Kendle or any of its Affiliates or any of their respective officers agents or successors in title on or after Closing.

4.       Subsequent Recovery Under Insurance
         -----------------------------------

In the event that the Seller pays to Kendle or SMS an amount in respect of a claim for breach of any of the Warranties and/or the Tax Deed and Kendle or any of its Affiliates subsequently recovers under a policy of insurance a sum which is referable to that breach Kendle shall pay to the Seller:

         4.1 An amount equal to the sum recovered under the insurance policy less any reasonable out of pocket costs and expenses incurred by Kendle or any of its Affiliates in recovering the same; or

         4.2 If the resulting figure under sub-clause 4.1 is greater than the amount paid by the Seller in respect of the relevant claim such lesser sum as shall have been paid by the Seller.

5.       Taxation and Changes in Law
         ---------------------------

No liability shall attach to the Seller for any claim in relation to the Warranties and/or Tax Deed to the extent that such claim arises as a consequence of a change in any law, rule or regulation (or their interpretation) or administrative practice of any government, governmental department, agency or regulatory body taking effect after the date of this Agreement.

6.       Other Exclusions
         ----------------

         6.1 No liability shall attach to the Seller for any claim in relation to the Warranties and/or Tax Deed to the extent that such a claim arises as a result of all or any of the following:-

         6.1.1 an increase in the rates scope or method of calculation of taxation after the date of the Audited Accounts;

         6.1.2 any legislation or government regulation or any administrative or judicial decision not in force at the date of this Agreement;

         6.1.3 the withdrawal or alteration after the date of this Agreement of any extra statutory concession made by the Inland Revenue (or any fiscal authority) and presently in operation;

         6.1.4 in the case of a claim under the Tax Deed or Warranties relating to Tax in respect of Tax for which SMS is or becomes liable as a result of transactions in the Ordinary Course of Business after the date of the Audited Accounts;

         6.1.5 the failure or omission of SMS to make any claim action surrender or disclaimer or to give any notice or consent to do any other thing the making or giving or doing of which was taken into account in computing the reserve for Tax in the Audited Accounts;

         6.1.6 SMS waiving or surrendering after Closing any exemption relief allowance credit deduction or set-off available to it relevant to the computation of any liability to Tax or any credit against Tax the subject of the warranties or the Tax Deed;

         6.1.7 in respect of any Tax if and to the extent the claim would not have arisen but for the fact that the accounting methods used or the application thereof (including without limitation the treatment of any assets or liabilities or of any Tax attributable to any timing differences in the future accounts of
                SMS) is different from the treatment or application of the same utilised in preparing the Accounts;

         6.1.8 if and to the extent that such claim would not have arisen or would have been reduced or eliminated but for the failure or omission on the part of Kendle or any of its Affiliates to make any claim election surrender or disclaimer or give notice or consent or do any other thing under the provisions of any enactment or regulation relating to Tax after the Closing Date the making giving or doing of which was taken into account in computing the provision for taxation in the Audited Accounts;

         6.2 if the benefit of the Warranties are assigned then the liability of the Seller shall be no greater than it would have been if Kendle had remained the owner of the Shares and had retained the benefit of the Warranties;

         6.3 the amount of any claim for breach of the Warranties or under the Tax Deed shall take into account the amount of any relief from Tax arising by virtue of the loss or damage in respect of which the claim was made;

         6.4 nothing in this Agreement shall derogate from the Kendle's obligation to mitigate any loss which it suffers in consequence of a breach of the Warranties or the Tax Deed;

         6.5 if in respect of any claim under the Warranties or under the Tax Deed the liability is contingent only then the Seller shall not be under any obligation to make any payment to Kendle until such time as the liability ceases to be contingent and becomes actual;

         6.6 where the facts or circumstances could give rise to both a claim under the Warranties and to a claim under the Tax Deed the Seller shall not be liable in respect of both those claims and in the event that a claim may be made by Kendle in respect of any act and/or default under the Warranties and the Tax Deed then the claim shall first be made under the Warranties. Any amount payable under the Tax Deed to the Kendle, SMS or any of Kendle's Affiliates shall be reduced to the extent of that payable under the Warranties.

7.       Access to Information
         ---------------------

If any claim under this Agreement is notified and without prejudice to its validity Kendle shall allow the Seller and his professional advisers to investigate the basis for that claim. For such purpose Kendle shall give all such assistance as the Seller or his advisers may reasonably request including access to and copies of any relevant documents or other information in the possession of Kendle.

8. Any amounts payable by the Seller to Kendle under this Agreement shall constitute a reduction of the Purchase Price received by him under this Agreement.